                                                                    EXHIBIT 10.5


                      FIRST AMENDMENT AND WAIVER AGREEMENT


                  FIRST AMENDMENT AND WAIVER AGREEMENT, dated as of February 12, 2003 (this "Amendment Agreement"), to the Credit Agreement, dated as of October 17, 2002 (as the same may be further amended, supplemented or modified from time to time in accordance with its terms, the "Credit Agreement") among PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation, THE IZOD CORPORATION, a Pennsylvania corporation, PVH WHOLESALE CORP., a Delaware corporation, PVH RETAIL CORP., a Delaware corporation, IZOD.COM INC., a Delaware corporation, G.H. BASS FRANCHISES INC., a Delaware corporation, CD GROUP INC., a Delaware corporation, the LENDERS party thereto, JPMORGAN CHASE BANK, as Administrative Agent and Collateral Agent, Lead Arranger and Sole Bookrunner, FLEET RETAIL FINANCE INC., as Co-Arranger and Co-Syndication-Agent, SUN TRUST BANK, as Co-Syndication Agent, THE CIT GROUP/COMMERCIAL SERVICES, INC., as Co-Documentation Agent and BANK OF AMERICA, N.A., as Co-Documentation Agent. Terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.

                  WHEREAS, the Borrowers have informed the Administrative Agent of their desire that PVH and/or its subsidiaries (i) acquire 100% (or substantially all in the case of Calvin Klein Europe S.r.1. (Italy)) of the stock of Calvin Klein, Inc. ("CKI") and certain of CKI Affiliates comprising Calvin Klein (Europe), Inc., Calvin Klein Europe S.r.1. (Italy), CK Service Corp. and Calvin Klein (Europe II) Corp. (the "CKI Affiliates") from the holders of such stock for a purchase price consisting of $400,000,000 cash, $30,000,000 in PVH common stock and warrants to purchase 320,000 shares of common stock of PVH expiring in nine years with an exercise price of $28 per share (as adjusted in accordance with the CKI Stock Purchase Agreement, as defined in this Amendment Agreement), and a portion of the purchase price shall be funded by a bridge loan by Apax Partners, Inc. or an Affiliate evidenced by a promissory note issued by PVH in the principal amount of $125,000,000 (the "CKI Note"),
(ii) acquire the rights of Calvin Klein ("Mr. Klein") to receive 1% royalty in perpetuity under his existing agreement with CKI in exchange for an agreement to pay him 1.15% of worldwide wholesale sales by CKI and licensees for a period of 15 years (the "Design Service Payments"), (iii) enter into a nine year consulting agreement (the "Consulting Agreement") with Mr. Klein, terminable by Mr. Klein after three years, under which PVH will pay Mr. Klein $1,000,000 per year, (iv) fund the cash portion of the purchase price by issuing to Apax Partners, Inc. $250,000,000 of its 8% Convertible Redeemable Preferred Stock with a conversion price of $14.00 (the "Preferred Stock") and (v) borrow pursuant to the terms of this Agreement the remainder of the cash purchase price (all of the foregoing, collectively, the "Transaction"); and

                  WHEREAS, Section 5.05 of the Credit Agreement restricts the use of proceeds of Loans; and

                  WHEREAS, Section 6.01 of the Credit Agreement restricts the Borrowers from incurring Indebtedness except as specifically permitted therein; and

                  WHEREAS, Section 6.02 of the Credit Agreement restricts the Borrowers from incurring Liens on their assets except as specifically permitted therein; and

                  WHEREAS, Section 6.04 of the Credit Agreement prohibits any Borrower or any Subsidiary of any Borrower from, among other things, purchasing, holding or acquiring any capital stock, evidences of indebtedness or other securities of, or making or permitting to exist any loans or advances to, Guaranteeing any obligation of, or making or permitting to exist any investment or any other interest in, any other person; and

                  WHEREAS, Section 6.05 of the Credit Agreement restricts the making of Investments; and

                  WHEREAS, Section 6.06 of the Credit Agreement limits the making of Restricted Payments; and

                  WHEREAS, Section 5.11 of the Credit Agreement requires that
(i) each newly formed direct or indirect domestic Subsidiary (x) enter into a Guarantee in substantially the form executed on the Effective Date and (y) execute the Security Agreement, as applicable, as a grantor, and (ii) the direct parent of each such Subsidiary (x) pledge all of the Equity Interests of such Subsidiary pursuant to the Security Agreement and (y) cause each such Subsidiary to pledge its accounts receivable and all other assets pursuant to the Security Agreement; and

                  WHEREAS, the Transaction does not qualify as a Permitted Acquisition and requires the consent of the Required Lenders; and

                  WHEREAS, the Borrowers have requested that the Required Lenders amend certain provisions of the Credit Agreement and waive certain provisions of the Credit Agreement in connection with the consummation of the Transaction.

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Required Lenders consent to the Transaction, subject to the fulfillment of the conditions set forth below and the agreement of the parties as follows:

                  SECTION 1. AMENDMENTS UNDER CREDIT AGREEMENT

                  1.1 Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in the correct alphabetical order:

                           "'CKI' means Calvin Klein Inc., a New York
                  corporation.

                           'CKI Affiliates' means the following entitles: Calvin
                  Klein (Europe), Inc., Calvin Klein Europe S.r.1. (Italy), CK Service Corp. and Calvin Klein (Europe II) Corp.

                           'CKI Guarantee' means the Guarantee of CKI and the
                  domestic CKI Affiliates executed and delivered on the First

                  Amendment Effective Date pursuant to the terms of this Agreement.

                           'CKI Intercreditor Agreement' means the intercreditor
                  agreement dated the First Amendment Effective Date among the holder of the CKI Note, Calvin Klein and the Administrative Agent confirming the intercreditor arrangements between the parties to the effect that the holder of the CKI Note shall have the first Lien on the stock of CKI and the CKI Affiliates, with the Administrative Agent retaining a second Lien and Calvin Klein a third Lien to secure the Design Service Payments (the Administrative Agent agreeing to standstill except that the Administrative Agent may act upon the occurrence of an Event of Default which is independent of any default under the CKI Note, the acceleration of the Obligations and ten days notice to the holder of the CKI Note) and to the effect that the Administrative Agent shall have a first Lien on trade receivables (but not license royalties), inventory and fixed assets to secure the CKI Guarantee with any recovery on such Guarantee in excess of realization on such receivables, inventory and fixed assets to be subordinate to the prior payment of the CKI Note.

                           'CKI Note' means the promissory note and accompanying
                  loan agreement and guarantees of CKI and the domestic CKI Affiliates dated the First Amendment Effective Date and issued by PVH to Apax Partners, Inc. or an Affiliate in the original principal amount of $125,000,000 maturing in two years with interest at 10% per annum in the first year and 15% per annum in the second year (plus a $4,000,000 extension fee payable at the beginning of the second year) and secured as provided for in the CKI Intercreditor Agreement.

                           'CKI Stock Purchase Agreement' means the Stock
                  Purchase Agreement dated as of December 17, 2002, among PVH, CKI, the CKI Affiliates and the sellers named therein.

                           'CKI Trust' means the trust established pursuant to
                  the Delaware Business Trust Act, as amended, and the Trust Agreement dated as of March 14, 1994 between CKI and Wilmington Trust Company.

                           'Design Service Payments' means the payments under
                  the CKI Stock Purchase Agreement pursuant to which PVH has agreed to pay Calvin Klein 1.15% of worldwide wholesale sales by CKI and licensees for a period of 15 years in connection with the acquisition of Calvin Klein's right to receive a 1% royalty in perpetuity.

                           'First Amendment Effective Date' means the date on
                  which the First Amendment and Waiver Agreement dated December 13, 2002 among the Parties to this Agreement becomes effective in accordance with its terms.

                           'Leverage Ratio' means, with respect to PVH and its
                  subsidiaries on a consolidated basis for any period, the ratio of (i) Funded Debt (less cash on hand) to (ii) EBITDA.

                           'Preferred Stock (Convertible)' means the
                  $250,000,000 of 8% Convertible Redeemable Preferred Stock issued by PVH on the First Amendment Effective Date with a conversion price of $14 per share, redeemable after the Maturity Date."

                  1.2 Section 1.01 of the Credit Agreement is hereby amended by deleting the following defined terms "Applicable Rate", "Availability Block", "EBITDA", "EBITDAR" and "subsidiary" and substituting in lieu thereof the following:

                           "'Applicable Rate' means, for any date of
                  determination with respect to any ABR Loan or Eurodollar Loan or with respect to the Revolving Credit Commitment Fee or with respect to participation fees for any Letter of Credit,

                                    (i) if such date of determination occurs on
                           or after the Effective Date and prior to the delivery of the first financial statements referred to in clause (ii) below, (w) with respect to Loans that are Eurodollar Loans, 2.50%, (x) with respect to Loans that are ABR Loans, 0.50%, (y) with respect to the Revolving Credit Commitment Fee, 0.50% and (z) with respect to Letter of Credit fees, 1.75%; and

                                    (ii) if such date of determination occurs on
                           or after the first day of the next month after the date upon which the Borrowers shall have delivered to the Administrative Agent the financial statements required to be delivered for the earlier of (x) the fiscal period ended February 1, 2004 pursuant to
                           Section 5.01(a) and (y) the fiscal period ended immediately after PVH has received no less than $125,000,000 of Net Proceeds from the sale of Funded Debt as permitted pursuant to Section 6.01(i) and, after giving effect to the receipt of such Net Proceeds, Availability exceeds $50,000,000, the rate as set forth below that corresponds to the Interest Coverage Ratio of the Borrowers and their Subsidiaries on a consolidated basis as of the last day of, and for, the four consecutive fiscal quarters most recently ended prior to such day for which financial statements shall have been delivered to the Administrative Agent as required pursuant to Sections 5.01(a) or (b) hereof, together with the corresponding compliance certificate required pursuant to Section 5.01(d) hereof; provided that if the Borrowers shall fail to timely deliver such statements and certificates for any such fiscal quarter period or during the continuance of an Event of Default, then the Applicable Rate with respect to ABR Loans, Eurodollar Loans, the Revolving Credit Commitment Fee and Letter of Credit fees shall be determined for the period (x) from and including the date upon which such financial statements and certificate were required to be delivered to but excluding the date upon which financial statements and a certificate complying with Section 5.01(a) or (b) and Section 5.01(d) or (y) from and including the date from which such Event of Default shall have occurred but excluding the date upon which such Event of Default is cured or waived as if the applicable Interest Coverage Ratio of the Borrowers and their Subsidiaries was less than 1.20:1.00:

-----------------------------------------------------------------------------------------------------
Interest Coverage Ratio  ABR Spread     Eurodollar Spread   Revolving Credit   Letter of Credit Fee
                          for Loans         for Loans        Commitment Fee
-----------------------------------------------------------------------------------------------------
Less than or equal to       0.75%             2.75%               0.50%                2.00%
1.20:1.00
-----------------------------------------------------------------------------------------------------
Greater than 1.20:1.00      0.50%             2.50%               0.50%                1.75%
but less than or equal
to 1.50:1.00
-----------------------------------------------------------------------------------------------------
Greater than 1.50:1.00      0.25%             2.25%              0.375%                1.50%
but less than or equal
to 1.80:1.00
-----------------------------------------------------------------------------------------------------
Greater than 1.80:1.00       0%               2.00%              0.375%                1.25%
but less than or equal
to 2.10:1.00
-----------------------------------------------------------------------------------------------------
Greater than 2.10:1.00       0%               1.75%               0.25%                1.00%
-----------------------------------------------------------------------------------------------------

                           To the extent that a change in the Applicable Rate
                  occurs during the pendency of an Interest Period for an existing Eurodollar Loan, the Applicable Rate shall remain the same for the remainder of the Interest Period for such existing Eurodollar Loan."

                           "'Availability Block' means $25,000,000; provided,
                  however, that commencing on the first day of the month that is the 17th month after the First Amendment Effective Date if the CKI Note has not been paid in full, the Availability Block shall increase by $5,000,000 each month until the Availability Block has increased to $55,000,000 and provided, further, upon repayment in full of the CKI Note, the Availability Block shall reduce to $25,000,000."

                           "'EBITDA' means with respect to the Borrowers for any
                  period (a) the sum of (i) Net Income, (ii) Interest Expense,
                  (iii) Federal, state, local and foreign income taxes, (iv) depreciation and amortization and other non-cash items properly deductible in determining Net Income, in each case on a consolidated basis for PVH and its subsidiaries for such period, calculated in accordance with GAAP, minus (b) non-cash items properly added in determining Net Income for such period minus (c) the aggregate amount of all payments made under the Design Service Agreement during such period."

                           "'EBITDAR' means with respect to the Borrowers for
                  any period (a) the sum of (i) Net Income, (ii) Interest Expense, (iii) Federal, state, local and foreign income taxes,
                  (iv) depreciation and amortization and other non-cash items properly deductible in determining Net Income and (v) all rental obligations or other commitments thereunder to make any direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals or percentage rentals, in each case on a consolidated basis for PVH and its subsidiaries for such period, calculated in accordance with GAAP, minus (b) non-cash items properly added in determining Net Income for such period minus (c) the aggregate amount of all payments made under the Design Service Agreement during such period."

                           "'subsidiary' means, with respect to any Person (the
                  "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or
                  (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided, however, that for the purposes of this Agreement, the CKI Trust shall not be deemed a subsidiary.

                  1.3 The definition of "Availability Reserves" in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end of such definition:

                  "Following the First Amendment Effective Date, at any time that Availability is less than $70,000,000, there shall be a reserve with respect to the Design Services Payments in the amount of $5,000,000."

                  1.4 Section 2.09(c) of the Credit Agreement is hereby amended by adding the following sentence at the end of such section:

                  "Notwithstanding the foregoing, the Net Proceeds realized from the issuance of the CKI Note and the Preferred Stock (Convertible) or any other Equity Interests in connection with the CKI Stock Purchase Agreement are excluded from the application of this Section 2.09(c)."

                  1.5 Section 5.05 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

                  "Notwithstanding the foregoing, proceeds of Loans up to $25,000,000 may be utilized to facilitate the consummation of the CKI Stock Purchase Agreement."

                  1.6 Section 6.01 of the Credit Agreement is hereby amended by adding a new subsection (i) thereto as follows:

                           "(i)(x) the CKI Note, so long as such CKI Note is
                  held by Apax Partners, Inc. or an Affiliate (the foregoing shall not prevent the sale of participations so long as Apax Partners, Inc. or such Affiliate remains in control), but not the extension or renewal (except on the same terms, including no increase in the interest rate, and, only in the event the CKI Note is extended for a period of not less than two years from its original maturity date, the payment of a $4,000,000 extension fee), replacement or amendment thereof, except the CKI Note may be refunded with unsecured Indebtedness having a maturity no sooner than 5 1/2 years from the First Amendment Effective Date, a coupon rate no greater than 18% per annum and otherwise not contain provisions which would cause a Default under this Agreement, and (y) obligations with respect to the Design Service Payments, including the subordinated Guarantee thereof by CKI and the domestic CKI Affiliates, but not the extension, renewal, replacement or amendment thereof."

                  1.7 Section 6.02 of the Credit Agreement is hereby amended by adding a new subsection (g) thereto as follows:

                           "(g) first priority Lien on the Equity Interests in
                  CKI and the CKI Affiliates to secure the CKI Note and a Lien junior to the Lien in favor of the Administrative Agent on the Equity Interests in CKI and the CKI Affiliates and on any other assets of CKI and the CKI Affiliates as to which the Administrative Agent is granted a first priority Lien after the First Amendment Effective Date to secure the obligations under the Design Service Payments."

                  1.8 Section 6.04 of the Credit Agreement is hereby amended by adding the following sentence at the end of such section:

                  "Notwithstanding the foregoing, neither CKI nor any CKI Affiliate shall issue any Guarantee which would otherwise be permitted under subsection (c) above, other than the Investment by PVH being made on the First Amendment Effective Date in connection with the CKI Stock Purchase Agreement, no Borrower shall make any additional Investments in CKI or any CKI Affiliate which would otherwise be permitted under subsection (f) above other than loans and advances to fund ordinary course business expenses and neither CKI nor any CKI Affiliate shall make any Investments which would otherwise be permitted under subsection (m) above."

                  1.9 Section 6.05 of the Credit Agreement is hereby amended by adding the following sentence at the end of such section:

                  "Notwithstanding the foregoing, the CKI Note may only be prepaid in whole, except for such partial payments consented to by the Required Lenders from the sale of assets of CKI and CKI Affiliates not constituting Collateral."

                  1.10 Section 6.06 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

                           "Section 6.06. Restricted Payments. The Borrowers
                  will not, and will not permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except, so long as no Default shall be continuing or would occur after giving effect to the following, (a) any Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) PVH may make Restricted Payments, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of PVH and its subsidiaries, or issue options or warrants as otherwise approved by the Board of Directors of PVH or a committee thereof and (d) PVH may acquire shares of its common stock only and declare and pay cash dividends with respect to its common and preferred (including its Preferred Stock (Convertible)); provided that Restricted Payments made pursuant to clause (d) shall not exceed (i) $20,000,000 in the aggregate in any fiscal year from fiscal year 2002 through and including fiscal year 2004,
                  (ii) $27,500,000 in the aggregate in fiscal year 2005, (iii) $29,400,000 in the aggregate in fiscal year 2006, (iv) $31,400,000 in the aggregate in fiscal year 2007 or (v) $100,000,000 in the aggregate during the Availability Period; provided, further, that PVH may not acquire shares of its common stock or pay cash dividends pursuant to clause (d) in any fiscal quarter to the extent that (i) the Restricted Payment would not be permitted in such fiscal quarter under the Subordinated Debt Documents, (ii) Average Availability for the 30 day period prior to the date of such Restricted Payment, both before and immediately after giving effect to such Restricted Payment, shall be less than $70,000,000 or, solely in the case of fiscal year 2003, if such cash dividend is with respect to its common stock, $50,000,000, (iii) on the date of such Restricted Payment, both before and immediately after giving effect to such Restricted Payment, Covenant Availability shall be less than $70,000,000 or, solely in the case of fiscal year 2003, if such cash dividend is with respect to its common stock, $50,000,000 or (iv) a Default exists or the making of such Restricted Payment would result in a Default; provided, further, that if such cash dividend is with respect to the Preferred Stock (Convertible), the Leverage Ratio for the most recently ended fiscal quarter prior to such proposed Restricted Payment shall not be greater than 2.00:1.00."

                  1.11 Article VII of the Credit Agreement is hereby amended by deleting "or" at the end of subsection (o) thereof, inserting "or" at the end of subsection (p) and adding a new subsection (q) thereto as follows:

                           "(q) (i) an event described in subsections (g), (h)
                  or (j) shall occur with respect to the CKI Trust or (ii) the trust agreement or other operative documents with respect to the CKI Trust shall be modified, amended or altered in a manner which could have a material adverse effect on the CKI Trust or otherwise be materially disadvantageous to the Lenders or (iii) the provisions of the CKI Intercreditor Agreement shall for any reason be revoked or invalidated or the validity or enforceability thereof be contested in any manner or (iv) PVH shall fail to comply with any of the provisions in the Certificate of Designation for the Preferred Stock (Convertible);"

                  1.12 To reflect the consummation of the Transaction, Schedules 3.05, 3.08, 3.09, 3.16, 6.01, 6.04 and 6.08 to the Credit Agreement shall be amended as approved by the Administrative Agent (but no such amendment shall have the effect of waiving a Default without the consent of the Required Lenders). In addition, Schedules 3.06 and 3.07 shall be added to the Credit Agreement to reflect modifications to the corresponding representations and warranties by reason of the consummation of the Transaction as approved by the Administrative Agent (but no such amendment shall have the effect of waiving a Default without the consent of the Required Lenders).

                  SECTION 2. WAIVERS UNDER CREDIT AGREEMENT

                  2.1 The Required Lenders hereby waive the provisions of Sections 5.11 (but only with respect to the pledge of assets not constituting Equity Interests, Receivables (other than royalty receivables), inventory and fixed assets and in any event subject to satisfaction of subsection (p) of
Section 4 of this Amendment Agreement), 2.09(c), 5.04, 5.05, 6.01, 6.02, 6.04,
6.05 and 6.06 of the Credit Agreement solely for the purposes of permitting the consummation of the Transaction, it being understood and agreed that so long as the CKI Note is outstanding, the Borrowers may not incur Indebtedness under
Section 6.01(h).

                  SECTION 3. CONFIRMATION OF SECURITY DOCUMENTS

                  Each Borrower and Guarantor, by its execution and delivery of this Amendment Agreement, irrevocably and unconditionally ratifies and confirms in favor of the Administrative Agent that it consents to the terms and conditions of the Credit Agreement as it has been amended by this Amendment Agreement and that notwithstanding this Amendment Agreement, each Security Document to which such Borrower or Guarantor is a party shall continue in full force and effect in accordance with its terms and is and shall continue to be applicable to all of the Obligations.

                  SECTION 4. CONDITIONS PRECEDENT

                  This Amendment Agreement shall become effective (the "Effective Date") upon the execution and delivery of counterparts hereof by the parties listed below and the fulfillment of the following conditions:

                  (a) All representations and warranties contained in this Amendment Agreement or otherwise made in writing to the Administrative Agent in connection herewith shall be true and correct.

                  (b) No unwaived event has occurred and is continuing which constitutes a Default under the Credit Agreement.

                  (c) The Administrative Agent shall have received a favorable written opinion of Borrowers' and CKI's counsel dated the Effective Date covering such matters relating to the Transaction as the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

                  (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of CKI and the CKI Affiliates, the authorization of the Transaction and any other matters relating to CKI and the CKI Affiliates and the Transaction, all in form and substance reasonably satisfactory to the Administrative Agent.

                  (e) The Administrative Agent shall have received all documents (including Uniform Commercial Code financing statements) required by law or requested by the Administrative Agent to create in favor of the Administrative Agent perfected Liens with respect to Collateral relating to the Transaction.

                  (f) The Administrative Agent shall have received the results of searches for tax and other Liens and judgments and for ownership with respect to the trademarks which comprise the Transaction, with respect to CKI, the CKI Affiliates, the CKI Trust, the sellers of CKI and the trademarks held by the CKI Trust.

                  (g) The Administrative Agent shall have received a certificate dated the Effective Date as required under the Credit Agreement with respect to any proposed Borrowing to occur on the Effective Date.

                  (h) If the Required Lenders have executed this Amendment Agreement on or prior to December 13, 2002, the Administrative Agent shall have received for the benefit of the applicable Lenders, (i) on December 16, 2002, an amendment fee in an amount equal to 10bps of the Commitment of each Lender that executes this Amendment Agreement on or prior to December 13, 2002 (which is non-refundable regardless of whether or not the Effective Date occurs) and (ii) on the Effective Date, an amendment fee in an amount equal to 15bps of the Commitment of each Lender that has executed this Amendment Agreement on or before December 13, 2002.

                  (i) The Administrative Agent shall have received a copy of a duly executed CKI Stock Purchase Agreement containing substantially the terms and provisions set forth in the first Whereas clause to this Amendment Agreement and in form and substance satisfactory to the Administrative Agent.

                  (j) The Administrative Agent shall have received a copy of a duly executed CKI Note containing substantially the terms and provisions set forth in the definition of "CKI Note" contained in this Amendment Agreement and in form and substance satisfactory to the Administrative Agent.

                  (k) The Administrative Agent shall have received copies of duly executed documents in connection with the issuance of Preferred Stock (Convertible) containing substantially the terms and provisions set forth in the definition of "Preferred Stock (Convertible)" contained in this Amendment Agreement and in form and substance satisfactory to the Administrative Agent.

                  (l) The Preferred Stock (Convertible) shall have been duly issued and shall be fully paid and non-assessable.

                  (m) The Administrative Agent shall have received a duly executed Consulting Agreement containing substantially the terms and provisions set forth in the first Whereas clause to this Amendment and in form and substance satisfactory to the Administrative Agent.

                  (n) The Administrative Agent shall have received evidence satisfactory to it of satisfactory compliance with all insurance and reporting requirements under the Credit Agreement taking into account the consummation of the Transaction.

                  (o) The CKI Stock Purchase Agreement shall have been duly executed and delivered and the Transactions shall have been consummated, in each case, without any modifications or waivers that have not been approved by the Administrative Agent.

                  (p) The Security Agreement shall have been amended to cover
(i) the CKI Stock Purchase Agreement, (ii) institution of full dominion and control which shall remain in effect until the earlier of (x) the date of receipt by PVH of no less than $125,000,000 of Net Proceeds from the sale of Indebtedness permitted pursuant to Section 6.01(i) of the Credit Agreement if, after giving effect to the receipt of such Net Proceeds, Availability exceeds $50,000,000 and (y) the date that Covenant Availability has remained greater than $70,000,000 for 90 consecutive days and (iii) the establishment of a springing Lien on all assets of CKI which do not constitute Collateral on the Effective Date upon the repayment in full of the CKI Note.

                  (q) The Administrative Agent shall have received a properly completed and duly executed Pledgor Addendum covering the Collateral relating to the Transaction other than that covered by the springing Lien, together with a fully signed counterpart of the CKI Intercreditor Agreement containing substantially the terms and provisions set forth in the definition of "CKI Intercreditor Agreement" contained in this Amendment Agreement and in form and substance satisfactory to the Administrative Agent.

                  (r) All Indebtedness not otherwise permitted under the Credit Agreement shall have been satisfied or provision for such satisfaction accomplished as approved by the Administrative Agent.

                  (s) There shall not have occurred any material adverse effect in the business, assets, operations, properties, prospects or condition (financial or otherwise), contingent liabilities or material agreements of CKI, CKI Affiliates and CKI Trust taken as a whole.

                  (t) The Administrative Agent shall have received all fees and other amounts due and payable, on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers under the Credit Agreement or any other Financing Document.

                  (u) The Administrative Agent shall have received such other documents as the Administrative Agent or the Administrative Agent's counsel shall reasonably deem necessary.

                  (v) In the event of a termination of the Stock Purchase Agreement by its terms, then this Amendment Agreement shall be of no force and effect.

                  SECTION 5. MISCELLANEOUS

                  5.1 Each Borrower and each Guarantor reaffirms and restates the representations and warranties set forth in Article III of the Credit Agreement and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date and except as they may have been modified pursuant to the Schedules annexed to this Amendment Agreement in which event they shall be true and correct after giving effect to such modifications. Each Borrower and each Guarantor represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent that:

                  (a) it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment Agreement and the transactions contemplated hereby;

                  (b) no consent of any other person (including, without limitation, shareholders or creditors of any Borrower or any Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment Agreement;

                  (c) this Amendment Agreement has been duly executed and delivered on behalf of each Borrower and each Guarantor by a duly authorized officer, and constitutes a legal, valid and binding obligation of each Borrower and each Guarantor enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity;

                  (d) the execution, delivery and performance of this Amendment Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of any Borrower or any Guarantor; and

                  (e) as of the date hereof (after giving effect to the consummation of the transactions contemplated under this Amendment Agreement) there exists no Default.

                  By its signature below, each Borrower and each Guarantor agree that it shall constitute an Event of Default if any representation or warranty made above should be false or misleading in any material respect.

                  5.2 Each Borrower and each Guarantor confirms in favor of the Administrative Agent and each Lender that it agrees that it has no defense, offset, claim, counterclaim or recoupment with respect to any of its obligations or liabilities under the Credit Agreement or any other Financing Document and that, except for the specific waiver(s) provided for herein, nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the Credit Agreement, and except as herein expressly amended, the Credit Agreement and other Financing Documents are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

                  5.3 All references to the Credit Agreement and the other Financing Documents in the Credit Agreement, the Financing Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean such agreements as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

                  5.4 Upon presentation of its invoice, the Borrowers covenant and agree to pay in full all legal fees charged, and all costs and expenses incurred, by Kaye Scholer LLP, counsel to the Administrative Agent, in connection with the transactions contemplated under this Amendment Agreement.

                  5.5 This Amendment Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

                  5.6 THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  5.7 The parties hereto shall, at any time and from time to time following the execution of this Amendment Agreement, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment Agreement.

                              PHILLIPS-VAN HEUSEN CORPORATION, Borrower

                              By: /s/ Pamela N. Hootkin
                                 ------------------------------------------
                                  Name: Pamela N. Hootkin
                                  Title: Vice-President


                              THE IZOD CORPORATION, Borrower

                              By: /s/ Pamela N. Hootkin
                                 ------------------------------------------
                                  Name: Pamela N. Hootkin
                                  Title: Vice-President


                              PVH WHOLESALE CORP., Borrower

                              By: /s/ Pamela N. Hootkin
                                 ------------------------------------------
                                  Name: Pamela N. Hootkin
                                  Title: Vice-President


                              PVH RETAIL CORP., Borrower

                              By: /s/ Pamela N. Hootkin
                                 ------------------------------------------
                                  Name: Pamela N. Hootkin
                                  Title: Vice-President


                              IZOD.COM. INC., Borrower

                              By: /s/ Pamela N. Hootkin
                                 ------------------------------------------
                                  Name:  Pamela N. Hootkin
                                  Title: Vice-President

                              G.H. BASS FRANCHISES INC., Borrower

                              By: /s/ Pamela N. Hootkin
                                 ------------------------------------------
                                  Name: Pamela N. Hootkin
                                  Title: Vice-President


                              CD GROUP INC., Borrower

                              By: /s/ Pamela N. Hootkin
                                 ------------------------------------------
                                  Name: Pamela N. Hootkin
                                  Title: Vice-President


                              JPMORGAN CHASE BANK, individually and as Administrative and Collateral Agent, and as Lead Arranger

                              By: /s/ Jeffrey A. Ackerman
                                 ------------------------------------------
                                  Name: Jeffrey A. Ackerman
                                  Title: Vice-President


                              FLEET RETAIL FINANCE INC., individually and as Co-Arranger and Co-Syndication Agent,

                              By: /s/ Sally A. Sheehan
                                 ------------------------------------------
                                  Name: Sally A. Sheehan
                                  Title: Managing Director


                              SUN TRUST BANK, individually and as
                              Co-Syndication Agent,

                              By: /s/ Mike Lapresi
                                 ------------------------------------------
                                  Name: Mike Lapresi
                                  Title: Director

                              THE CIT GROUP/COMMERCIAL SERVICES, INC., individually and as Co-Documentation Agent,

                              By: /s/ Kevin. J. Winsch
                                 ------------------------------------------
                                  Name: Kevin J. Winsch
                                  Title: Vice-President


                              BANK OF AMERICA, N.A., individually and as
                              Co-Documentation Agent,

                              By: /s/ Robert Scolzitti
                                 ------------------------------------------
                                  Name: Robert Scolzitti
                                  Title: Vice-President


                              THE BANK OF NEW YORK

                              By: /s/ James S. Ducey
                                 ------------------------------------------
                                  Name: James. S. Ducey
                                  Title: Vice-President


                              PNC BANK, NATIONAL ASSOCIATION

                              By: /s/ Edward Chonko
                                 ------------------------------------------
                                  Name: Edward Chonko
                                  Title: Assistant Vice-President


                              WHITEHALL BUSINESS CREDIT CORPORATION

                              By: /s/ Joseph A. Klapkowski
                                 ------------------------------------------
                                  Name: Joseph A. Klapkowski
                                  Title: Duly Authorized Signatory


                              TRANSAMERICA BUSINESS CAPITAL CORPORATION

                              By: /s/ Michael S. Burns
                                 ------------------------------------------
                                  Name: Michael S. Burns
                                  Title: Senior Vice-President

                              STANDARD FEDERAL BANK NATIONAL ASSOCIATION

                              By:LASALLE BUSINESS CREDIT, INC., as Agent
                              (formerly known as Michigan National Bank, as successor-in-interest to Mellon Bank, Inc.)

                              By: /s/ Karoline A. Moxham
                                 ------------------------------------------
                                  Name: Karoline A. Moxham
                                  Title: Assistant Vice President


                              CONGRESS FINANCIAL CORPORATION

                              By: /s/ Mark J. Breier
                                 ------------------------------------------
                                  Name: Mark J. Breier
                                  Title: Vice-President


                              GENERAL ELECTRIC CAPITAL CORPORATION

                              By: /s/ William S. Richardson
                                 ------------------------------------------
                                  Name: William S. Richardson
                                  Title: Duly Authorized Signatory


                              BANK LEUMI USA

                              By: /s/ John Koenigsberg
                                 ------------------------------------------
                                  Name: John Koenigsberg
                                  Title: First Vice-President

                              By: /s/ Phyllis Rosenfeld
                                 ------------------------------------------
                                  Name: Phyllis Rosenfeld
                                  Title: Vice-President